Jennison Mid-Cap Growth Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


       October 30, 2007
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Jennison Mid-Cap Growth Fund, Inc.
File No. 811-07811


Ladies and Gentlemen:

       Enclosed please find the Annual Report on Form N-SAR for Jennison Mid-Cap Growth Fund, Inc. for the fiscal period ended
August 31, 2007. The Form N-SAR was filed using the EDGAR system.



                                              Very truly yours,

                                              /s/ Jonathan D. Shain
                                              Jonathan D. Shain
                                              Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 24th day of October 2007.



Jennison Mid-Cap Growth Fund, Inc.



Witness:  /s/ Floyd L. Hoelscher					By:  /s/ Jonathan D. Shain
       Floyd L. Hoelscher						Jonathan D. Shain
       								Assistant Secretary